Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 15, 2020 relating to the financial statements of Renalytix AI plc, appearing in Registration Statement No. 333-239414 of Renalytix AI plc. We also consent to the reference to us under the heading “Experts” in Registration Statement No. 333-239414 of Renalytix AI plc.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey

September 11, 2020